Exhibit 10.1

[*****] = Certain identified information has been excluded from the exhibit because it is both not material and is the type that the Registrant treats as private or confidential

THIRD AMENDMENT TO ACCOUNT SERVICING AGREEMENT

This Third Amendment to Account Servicing Agreement (“Third Amendment”) is entered into as of August 2, 2024 (the “Third Amendment Effective Date”) by and between Pathward, N.A. (f/k/a MetaBank, National Association) (“Bank”), and ML Plus LLC (“Servicer”), each referred to as a “Party” individually and “Parties” collectively. Any capitalized terms used but not otherwise defined in this Third Amendment have the same meaning as defined in the Agreement.

WHEREAS, Bank and Servicer offer certain Programs to their customers pursuant to an Account Servicing Agreement between the Parties dated January 14, 2020, as amended by that certain Program Features Addendum dated March 25, 2020, as further amended by that certain Check Refund Services Addendum dated May 12, 2020, as further amended by that certain First Amendment to Account Servicing Agreement dated December 8, 2021, and as further amended by that certain Second Amendment to Account Servicing Agreement dated September 6, 2022 (as so amended and as further amended or restated from time to time, the “Agreement”);

WHEREAS, both Parties desire to enter into this Third Amendment for purposes of enabling the offering of an overdraft protection service with the Programs;

NOW, THEREFORE, in consideration of the mutual covenants and promises of the Parties and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the Parties agree as follows intending to be legally bound:

1. Section 3.13 of the Agreement is hereby deleted in its entirety and replaced with the following:

“SECTION 3.13 Service Level Agreement (SLA) Standards

(a) Servicer shall provide all services contemplated by this Agreement with promptness and diligence and in a professional and workmanlike manner (unless some other time frame or manner is set forth herein, in which case such other time frame or manner shall apply), and, as applicable, at least in accordance with the service levels set forth in Schedule B (each service level set forth in Schedule B, an “SLA”), which shall be effective only six (6) months after the Launch Date. Servicer and Bank shall periodically review and measure overall performance against the SLAs to ensure consistency with the goals and objectives of this Agreement, and the Parties shall reasonably cooperate to update such SLAs as necessary.

(b) If any services are not provided in accordance with the SLAs other than the SLA for Timeliness of Remediating Findings (each instance, a “Failed SLA”), Servicer shall, for each Failed SLA: (i) promptly investigate and report to Bank on the causes of the problem; (ii) provide a root cause analysis of such failure as soon as practicable after such failure or Bank’s request; (iii) initiate remedial action to correct the problem and resume meeting the relevant SLA as soon as practicable but, in any event, within five (5) Business Days of the date of the occurrence of the Failed SLA; and (iv) advise Bank, as and to the extent requested by Bank, of the status of remedial efforts being undertaken with respect to such problem and, within ten (10) Business Days, provide Bank reasonable evidence that the causes of such problem have been corrected on a permanent basis (such steps, an “SLA Corrective Action Plan”).

(c) Fees for Failed SLAs. For each Failed SLA other than the SLA for Timeliness of Remediating Findings which is subject to Non-Compliance Fees as provided below, Bank may assess a fee in accordance with the chart below. A failure of the same SLA on one or more occasions shall result in fees imposed under the Single Offense category. A failure of two or more different SLA’s shall result in fees imposed under the Multiple Offense category. All Failed SLA fees in any month will be deducted from Net Revenues for that month.

	Single Offense	Multiple Offense
[*****]	[*****]	[*****]
[*****]	[*****]	[*****]
[*****]	[*****]	[*****]
[*****]	[*****]	[*****]

(d) Non-Compliance Fees for Past Due Findings. If Servicer fails to remediate a Finding by the end of the Cure Period, then Bank reserves the right to assess a fee in the amount of [*****] per month (the “Non-Compliance Fee”) for each Finding until Servicer fully remediates the applicable Finding, in the reasonable determination of Bank; provided, however, that if such Finding has not been fully remediated within one year of the identification of the Finding, then Bank reserves the right to increase the Non-Compliance Fee to [*****] per month until Servicer fully remediates the applicable Finding, in the reasonable determination of Bank. For purposes of clarity, Bank reserves the right to assess a separate Non-Compliance Fee for each Finding in each calendar month that the Finding remains unremediated, from the end of the Cure Period until Servicer fully remediates the applicable Finding, in the reasonable determination of Bank. Notwithstanding the foregoing, Bank shall have the right to impose a Non-Compliance Fee until a Finding is remediated without affording Servicer a Cure Period in the event that a substantially similar Finding has occurred on two or more occasions in the prior twelve-month period.

(e) The Parties acknowledge and agree that Bank’s actual damages for Servicer’s delay in responding to a Finding and for Failed SLAs are difficult to calculate and the Non-Compliance Fee and fees for single and multiple Failed SLAs are a fair and reasonable estimate of Bank’s damages for such delay and Failed SLAs. The Parties further acknowledge and agree that Non-Compliance Fees and fees for single and multiple Failed SLAs shall constitute liquidated damages and not a penalty for Servicer’s delay in responding to a Finding or for Failed SLAs, and shall be in addition to, and is not intended to limit, the obligations of the Servicer and other rights and remedies of Bank under this Agreement, including, but not limited to, Bank’s right to terminate the Agreement or recover damages or other amounts in connection with the occurrence or remediation of a Finding.

(f) For any given month in which Servicer suffers any Failed SLA, such month shall be considered to be a “Failed Month.” If there are three (3) consecutive Failed Months or five (5) Failed Months during any twelve month period, Bank may, at its option, either terminate the specific subject service or terminate this Agreement in its entirety by giving written notice of termination to Servicer, in which case the date of termination shall be as set forth in such notice.

(g) Servicer shall implement measurement and monitoring tools and metrics as well as standard reporting procedures to measure and report Servicer’s performance of the services against the applicable SLAs, and shall provide Bank with monthly reports detailing service standards performance (each, an “SLA Report”). Servicer shall also provide Bank with information and access to the measurement and monitoring tools and procedures utilized by Servicer for purpose of audit verification.

(h) Servicer or a Processor may schedule planned outages of the Processing Services upon not less than three (3) Business Days prior written notice to Bank, and during such planned outage, the affected Processing Services shall be exempt from being deemed a Failed SLA for purposes of this Schedule for the time period of the outage identified by Servicer in the prior written notification to Bank. Planned outages must only occur on Mondays between the hours of 1:00 AM and 5:00 AM (Eastern Standard Time). Servicer and Processors shall use commercially reasonable efforts to minimize any adverse impact to the Program and the Accountholders as a result of any such planned outages.

(i) Servicer shall appoint an individual as Bank’s primary point of contact on day-to-day operational matters (the “Pathward Relationship Officer”). The Pathward Relationship Officer shall be capable of answering questions and resolving discrepancies that arise between the Parties relating to Processing Services and shall be well-versed in the functionality of Servicer’s system, the Processor System, and any applicable Subcontractor’s system.

(j) Servicer shall provide to Bank a support group (the “Support Group”) which will be available 24 hours a day, 7 days a week, to take incoming calls from Bank at a telephone number maintained by Servicer, respectively, for assistance requests and to address Processor System and Servicer system issues, including outages or emergency maintenance. The Support Group will attempt to resolve issues reported on each call, provided, however, that if the Support Group is unable to do so, the appropriate level of Servicer support staff will assist in the resolution. The response of the Support Group to any outage or emergency shall be governed by the SLAs set forth above.

2. Section 3.18 of the Agreement is hereby deleted in its entirety and replaced with the following:

“SECTION 3.18 Audit and Financial Information

(a) Servicer agrees that Bank or its authorized representatives and agents, and any Regulatory Authority or System (collectively the “Auditing Party”) shall have the right, at any time during normal business hours and upon reasonable prior written notice, or at any other time required by Applicable Law or by a Regulatory Authority, to inspect, audit, and examine all of Servicer’s facilities, records, personnel, books, accounts, data, reports, papers and computer records relating to the activities contemplated by this Agreement including, but not limited to, financial records and reports, the Security Program, associated audit reports, summaries of test results or equivalent measures taken by Servicer or any Program Critical Subcontractor to ensure that the Security Programs are in accordance with Applicable Law and this Agreement and that Servicer is otherwise in compliance with the terms of this Agreement. Servicer shall make all such facilities, records, personnel, books, accounts, data, reports, papers, and computer records available to the Auditing Party for the purpose of conducting such inspections and audits, and the Auditing Party shall have the right to make copies and abstracts from Servicer’s books, accounts, data, reports, papers, and computer records directly pertaining to the subject matter of this Agreement. Servicer shall require each Program Critical Subcontractor to make its facilities, records, personnel, books, accounts, data, reports, papers, and computer records available to the Auditing Party as provided in this Section.

(b) Servicer agrees to reasonably cooperate with any examination, inquiry, audit, information request, site visit or the like, which may be required by any Regulatory Authority or System with audit examination or supervisory authority over Bank or Servicer, to the fullest extent requested by such Regulatory Authority, System or Bank. Servicer shall also provide to Bank any information which may be required by any Regulatory Authority or System in connection with their audit or review of Bank or any Program and shall reasonably cooperate with such Regulatory Authority or System in connection with any audit or review of Bank or any Program. Servicer shall also provide such other information as Bank, Regulatory Authorities or System may from time to time reasonably request with respect to the financial condition of Servicer and such other information as Bank may from time to time reasonably request with respect to third parties who have contracted with Servicer relating to or in connection with this Agreement.

(c) Servicer shall prepare a written response to Bank (a “Finding Response”) to all criticisms, recommendations, deficiencies, and violations of Applicable Law or Bank Policies identified in audits or other reviews conducted by Bank, any Regulatory Authority or System or self-identified by Servicer (each, a “Finding”). The Finding Response shall be delivered to Bank within twenty (20) Business Days of Servicer’s receipt of such Finding or discovery by Servicer, as applicable, unless directed otherwise by a Regulatory Authority. The Finding Response shall include the planned corrective action (or an explanation of why corrective action is not possible or necessary) to address the Finding, including remedial actions to be taken for current or past Accountholders negatively impacted by the Finding, and to prevent any recurrence of the Finding (“Corrective Action Plan”), with a timeframe, subject to Bank’s approval, for completion of the Corrective Action Plan (“Cure Period”). The Finding Response shall identify any Finding disputed by Servicer, supported by a detailed explanation of Servicer’s position. Servicer shall implement and complete the Corrective Action Plan in accordance with its terms by the end of the Cure Period.

3. The following Section 3.23 is hereby added to the Agreement:

“SECTION 3.23 Exclusivity

During the Term, Bank shall have 90% exclusivity with respect to issuance of Servicer’s or its Affiliates’ demand deposit accounts (“DDAs,” and each, a “DDA”) for Servicer or Affiliate customers or in support of financial products or services offered by Servicer or its Affiliates (for the avoidance of doubt, excluding any financial products or services that are offered by any Person that is not an Affiliate of Servicer). In the event Servicer or its Affiliates makes arrangements with one or more banks or other financial institutions other than Bank to establish and issue DDAs for Servicer or Affiliate customers or in support of financial products or services offered by Servicer or its Affiliates during the Term, unless otherwise agreed to by Bank, Servicer and its Affiliates shall limit the number of DDAs established and issued by banks or financial institutions other than Bank to no more than ten percent (10%) of the total aggregate number of DDAs established, issued and outstanding for Servicer or Affiliate customers or in support of financial products or services offered by Servicer or its Affiliate.

4. Section 9.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“SECTION 9.1 Term

The term of this Agreement shall commence on the Effective Date and continue until January 13, 2029 (the “Initial Term”) unless terminated earlier as provided below. After the Initial Term, this Agreement shall automatically extend for additional periods of two (2) years each (each a “Renewal Term”, and collectively with the Initial Term, the “Term”) unless either Party terminates this Agreement for any reason pursuant to Section 9.2 of this Agreement, or by providing written notice of non-renewal to the other at least one hundred eighty (180) days prior to the commencement of the next Renewal Term.”

5. Schedule A to the Agreement is hereby deleted and replaced with the attached Schedule A.

6. Schedule B to the Agreement is hereby deleted and replaced with the attached Schedule B.

7. Schedule C to the Agreement is hereby deleted and replaced with the attached Schedule C.

8. The attached Schedule C-1 is hereby added to the Agreement.

9. This Third Amendment constitutes the entire agreement among the Parties concerning the subject matter of the Third Amendment. Except as specifically set forth herein, all terms and conditions of the Agreement shall remain in full force and effect. This Third Amendment may be executed in counterparts, including by facsimile signature, each of which counterpart will be deemed an original.

IN WITNESS WHEREOF, the undersigned have executed this Third Amendment as of the Third Amendment Effective Date.

ML Plus LLC	Pathward, N.A.

By:	/s/ Rick Correia	By:	/s/ Will Sowell
Name:	Rick Correia	Name:	Will Sowell
Title:	CFO	Title:	Divisional Pres BaaS

SCHEDULE A

ACCOUNTS, FLOW OF FUNDS, REVENUES, AND COMPENSATION

[*****]

SCHEDULE B

SERVICE LEVEL AGREEMENTS (SLAs)

[*****]

SCHEDULE C

DDA AND CARD SERVICES SCHEDULE

[*****]

SCHEDULE C-1

ODP SERVICE

[*****]

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